UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2013, Palmetto Bancshares, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 12,762,452 shares outstanding and entitled to vote at the Annual Meeting, 11,574,997 were present in person or by proxy, and the following matters were voted upon and approved by the Company’s shareholders at the Annual Meeting:

	Proposal	Votes For	Votes Withheld	Broker Non- Votes
1	The election as Directors of all nominees listed below, each to serve a term as follows:
	Term Expiring at the 2016 Annual Meeting
	Lee S. Dixon	11,070,360	143,214	361,423
	Samuel L. Erwin	11,082,896	130,678	361,423
	James J. Lynch	11,136,402	77,172	361,423

	Proposal	Votes For	Votes Against	Abstained
2	The ratification of the appointment of Elliott Davis LLC as our independent registered public accounting firm for fiscal year 2013.	11,402,141	119,815	53,041

	Proposal	Votes For	Votes Against	Abstained	Broker Non- Votes
3	The amendment of the 2011 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan by 200,000 shares.	10,870,619	342,930	25	361,423

SECTION 7 - REGULATION FD

Item 7.01. Regulation FD Disclosure

During the Annual Meeting, an informational update was presented by Samuel L. Erwin, Chief Executive Officer. A copy of the presentation is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Item Number	Exhibit
99.1	Presentation delivered at Palmetto Bancshares, Inc.’s Annual Meeting of Shareholders on May 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: May 17, 2013

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Presentation delivered at Palmetto Bancshares, Inc.’s Annual Meeting of Shareholders on May 16, 2013